UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

LivePerson, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 13, 2022, LivePerson, Inc. (the “Company”) sent an email to its employees in connection with the Company’s 2022 Annual Meeting of Stockholders. A copy of such communication can be found below.

Hello LivePersons:

I am excited to begin this note with great news about the strong start to the year we just announced on our Q1 earnings call, and want to share some additional perspectives as we wrap up the week.

As you heard on the call, thanks to the great work and dedication of all of you across our global team, we beat both our top and bottom line guidance for the first quarter! We also discussed the great traction we are seeing as we execute on the goals we set heading into the year - major expansions with multiple brands, adding great new logos, enriching our platform with integrated Voice AI, deepening our partnership ecosystem, expanding our vertical IP and expertise in healthcare, and successfully launching our Curiously Human AI. We are seeing proof of our momentum in the metrics - Conversational Cloud volume grew 34% year-over-year for AI-based messaging conversations and 27% year-over-year for total messaging conversations.

We were also recognized externally in Q1 for our innovation as well as our corporate culture, winning a 2022 Gold Stevie Award for Best Contact Center Solution, being ranked as the leader in Quadrant’s Spark Matrix for Digital-First Customer Service Solutions, being recognized once again on Built In’s “Best Places to Work” list, earning 8 awards countrywide, and for our hub locations in New York City and Seattle - and of course as you already know, being named Fast Company’s #1 “Most Innovative AI Company in the World," and its #21 "Most Innovative Company" across all industries.

These are shared successes, and I could not be more proud or grateful to serve alongside this amazingly talented group of LivePersons!

The return of our first in-person client events since the pandemic is another incredible highlight for us in 2022 - and our Exec Community event in NY last week was nothing short of inspirational. The extreme enthusiasm and commitment our brands have for our product, our innovation, and for you - our people - was a constant theme. The depth of our connection with our clients is a true credit to each of you - and a testament to our culture, our vision and what we are delivering as a company. I encourage everyone to take a few moments to watch the sessions from the event to see some of our most forward-thinking customers speak about how they are transforming the consumer experience with LivePerson. Video links will be posted shortly.

I also want to share a few perspectives regarding the public letter released Monday by Starboard Value. I recognize that seeing a letter like that can be distracting, confusing or potentially demotivating. While we are open to feedback from Starboard and all shareholders, Starboard’s letter contains many mischaracterizations that absolutely do not reflect reality and the deep and long standing commitment of myself, LivePerson’s Board and leadership team to a positive, inclusive, empowering and accountable corporate culture.

Since February, when Starboard first disclosed it was a shareholder, myself, members of our Board and executive leadership have engaged consistently and constructively with Starboard in effort to build a relationship and consider their feedback. We also routinely seek and consider the perspectives and feedback of our other shareholders. As always, it remains our goal to continually improve the company, and to ensure that we deliver sustainable value for all of our shareholders, together with our clients, employees and broader stakeholder community.

While there may be additional negative public commentary in the near term, it may help to know that this is not unusual in this situation, and something many public companies have experienced. Starboard has proposed board candidates for LivePerson’s upcoming 2022 annual election cycle, and it is common for Starboard to use aggressive tactics as part of their election campaigns at public companies. Starboard’s criticisms are not a reflection on your incredible commitment and dedication to each other, our clients and our company.

Many of you have reached out to express how much you deeply care about LivePerson - and asked how you can help. I am humbled by and very grateful for those sentiments. The best way you can contribute is to keep doing the great work you do - focus on executing, serving our clients, supporting one another, and building on our great momentum and industry-leading position as we continue to deliver the future together.

Thanks again to each and every one of you for your incredible work this past quarter. We are seeing terrific momentum as we execute on the strategic and operational goals we set at the outset of the year. Q1 was a great start to 2022. Let’s keep it up!

If you receive any external inquiries regarding this topic, please refer them to John Collins, [***]@liveperson.com. Information about our annual meeting of stockholders can be found Here.

Best,

Rob

Annual Meeting Legal Information

LivePerson intends to file a proxy statement and GOLD proxy card with the SEC in connection with the solicitation of proxies for LivePerson’s 2022 Annual Meeting of Stockholders (the “Proxy Statement” and such meeting the “2022 Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF LIVEPERSON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will also be able to obtain a copy of the definitive Proxy Statement and other documents filed by LivePerson free of charge from the SEC’s website, www.sec.gov. LivePerson’s stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents from the Company’s website, https://ir.liveperson.com.

LivePerson, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of LivePerson’s directors and executive officers and their respective interests in LivePerson by security holdings or otherwise is set forth in LivePerson’s amended Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022, as amended by the Form 10-K/A filed on May 2, 2022 (the “Amended Annual Report”). To the extent holdings of such participants in LivePerson’s securities have changed since the amounts described in the Amended Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in the Amended Annual Report. Details concerning the nominees of LivePerson’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement.

Forward-Looking Statements

Statements in this communication regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, the factors described in the Risk Factors section of the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, as amended by the Form 10-K/A filed on May 2, 2022, and as from time to time updated in LivePerson's Quarterly Reports on Form 10-Q. The list of Risk Factors is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.

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